Exhibit 10.01

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of January 31, 2019 (this “Amendment”), among ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (the “Borrower”), RBC BEARINGS INCORPORATED, a Delaware corporation (“Holdings”), the other Credit Parties, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), to the Credit Agreement dated as of April 24, 2015 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the Swingline Lender, Letter of Credit Issuer and the Lenders referred to therein (the “Existing Lenders”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement to, among other things, (i) refinance the existing Revolving Credit Loans (the “Original Revolving Credit Loans”) and the existing Revolving Credit Commitments (the “Original Revolving Credit Commitments”) outstanding immediately prior to the Amendment No. 1 Effective Date (as defined below), with a new senior secured revolving credit facility in an aggregate principal amount of $250,000,000 (the “New Revolving Credit Facility”, and Revolving Credit Loans thereunder, the “New Revolving Credit Loans” and the commitments thereunder, the “New Revolving Credit Commitments”), pursuant to Section 2.15 of the Credit Agreement on the terms set forth herein and (ii) permanently terminate all Original Revolving Commitments and prepay all Original Revolving Credit Loans;

WHEREAS, subject to the terms herein, each Person party hereto who has delivered a signature page as a Lender agreeing to provide New Revolving Credit Loans and New Revolving Credit Commitments (each such Person who is an Existing Lender, a “Continuing Lender”; each such Person who is not an Existing Lender, an “Additional Lender”; and each Continuing Lender and Additional Lender, a “New Revolving Credit Lender”) has agreed to provide New Revolving Credit Commitments in the amount set forth next to its name in Schedule 1.1(c) hereto. Any Lender holding Original Revolving Credit Loans and Original Revolving Credit Commitments immediately prior to the effectiveness of this Amendment that is not a New Revolving Credit Lender is referred to herein as an “Exiting Lender”. In the event that any Lender is a Continuing Lender but receives an allocation of New Revolving Credit Commitments and New Revolving Credit Loans in an amount less than the amount of its Original Revolving Credit Commitments and Original Revolving Credit Loans, such Lender shall be considered an Exiting Lender with respect to the difference between the amount of its Original Revolving Credit Loans and the allocated amount of its New Revolving Credit Loans;

WHEREAS, as of the Amendment No. 1 Effective Date, there are no outstanding Term Loans under the Credit Agreement; and

WHEREAS, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with their respective designated affiliates, the “Lead Arrangers”) are acting as the sole joint lead arrangers and bookrunners in connection with this Amendment;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.              Amendments.   Each party hereto agrees that, effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a)             The following defined terms shall be added to Section 1.1 of the Credit Agreement in alphabetical order:

i.                “Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of the Amendment No. 1 Effective Date.

ii.               “Amendment No. 1 Effective Date” shall mean January 31, 2019.

iii.              “Amendment No. 1 Arrangers” shall mean Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners for Amendment No. 1.

iv.              “Amendment No. 1 Co-Documentation Agents” shall mean Keybank National Association and Citizens Bank, N.A., as co-documentation agents for Amendment No. 1.

v.               “Amendment No. 1 Syndication Agent” shall mean Bank of America, N.A., as syndication agent for Amendment No. 1.

vi.              “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

vii.             “Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

viii.            “Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

ix.              “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

x.               “Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

xi.               “Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

xii.              “Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

xiii.             “Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

xiv.             “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

xv.             “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

xvi.            “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

xvii.           “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

xviii.          “PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

xix.             “Replacement Rate” shall have the meaning provided in Section 2.10(d).

xx.              “Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)             Section 1.1 of the Credit Agreement is amended by restating each of the following definitions therein as follows:

i.                “Co-Documentation Agents” shall mean the Amendment No. 1 Co-Documentation Agents.

ii.               “Consolidated Senior Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (1) Consolidated Senior Secured Debt as of such date of determination, minus (x) all domestic U.S. cash and Cash Equivalents of Holdings and its Restricted Subsidiaries and (y) 100% of the aggregate amount of cash and Cash Equivalents in accounts of Holdings and its Restricted Subsidiaries outside of the United States, in each case, other than cash and Cash Equivalents listed as “restricted cash” on the consolidated balance sheet of Holdings and the Restricted Subsidiaries to (2) Consolidated EBITDA of Holdings for the Test Period then last ended.

iii.              “Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date of determination, minus (x) all domestic U.S. cash and Cash Equivalents of Holdings and its Restricted Subsidiaries and (y) 100% of the aggregate amount of cash and Cash Equivalents in accounts of Holdings and its Restricted Subsidiaries outside of the United States, in each case, other than cash and Cash Equivalents listed as “restricted cash” on the consolidated balance sheet of Holdings and the Restricted Subsidiaries to (b) Consolidated EBITDA of Holdings for the Test Period then last ended.

iv.              “Existing Letters of Credit” shall mean each letter of credit existing on the Amendment No. 1 Effective Date and identified on Schedule 1.1(a) of Amendment No. 1.

v.               “Joint Lead Arrangers and Bookrunners” shall mean the Amendment No. 1 Arrangers.

vi.              “Letter of Credit Commitment” shall mean, with respect to each Letter of Credit Issuer, the commitment of such Letter of Credit Issuer to issue Letters of Credit up to the amount set forth opposite the name of such Letter of Credit Issuer on Schedule 1.1(c) or such larger amount for all Letters of Credit Commitments made in aggregate not to exceed the lesser of $25,000,000 and the Revolving Credit Commitment as the Administrative Agent and the applicable Letter of Credit Issuer may agree.

vii.             “Letter of Credit Issuer” shall mean (a) Wells Fargo Bank, National Association, solely with respect to the Existing Letters of Credit listed on Schedule 1.1(a) of Amendment No. 1 through, and including, their respective final expiry dates and for so long as such Existing Letters of Credit are issued and outstanding, (b) Wells Fargo Bank, National Association and each other Revolving Credit Lender with a Letter of Credit Commitment, and (c) in each case, any of their respective Affiliates or any replacement, additional bank or successor pursuant to Section 3.6. A Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

viii.            “Revolving Credit Maturity Date” shall mean January 31, 2024, or if such date is not a Business Day, the next preceding Business Day.

ix.              “Sanctions” means economic or financial sanctions administered or enforced from time to time by (a) the U.S. government, including those administered by the U.S. Department of the Treasury, Office of Foreign Assets Control or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

x.              “Sanctioned Person” shall mean an individual or entity that is, or any entity owned or controlled by, any individual or entity that is (a) designated on any Sanctions list, (b) located, organized or resident in any Sanctioned Country or (c) otherwise the subject of Sanctions.

xi.              “Senior Secured Leverage Test” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio shall be no greater than 3.50 to 1.00.

xii.             “Syndication Agent” shall mean the Amendment No. 1 Syndication Agent.

(c)             The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is amended by replacing clause (i) and the table thereof with the following:

“(i)            (a) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Amendment No. 1 Effective Date, in connection with the Revolving Credit Loans and Swingline Loans, (x) for LIBOR Loans, 0.75%, (y) for ABR Loans, 0.00% and (z) for Letter of Credit Fees, 0.75% per annum, and (b) thereafter, in connection with the Revolving Credit Loans and Swingline Loans, the percentages per annum set forth in the table below, based upon the Consolidated Total Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1(d):

	Consolidated Total
	Debt to Consolidated	Letter of Credit
Pricing Level	EBITDA Ratio	Fees	ABR Loans	LIBOR Loans
I	> 3.50x	1.75%	0.75%	1.75%
	< 3.50x
II	but > 2.75x	1.50%	0.50%	1.50%
	< 2.75x
III	but > 2.0x	1.25%	0.25%	1.25%
	< 2.0x
IV	but > 1.25x	1.00%	0.00%	1.00%
V	< 1.25x	0.75%	0.00%	0.75%”

(d)            The cover page to the Credit Agreement is amended and restated in its entirety with the cover page attached hereto as Exhibit A.

(e)             Section 1.1 of the Credit Agreement is amended by adding a new proviso at the end of the definition of “Federal Funds Effective Rate” as follows:

“; provided, further, that the Federal Funds Effective Rate shall not be less than 0% per annum.”

(f)              Section 1.1 of the Credit Agreement is amended by replacing the first proviso in the definition of “LIBOR Rate” with the following:

“provided, that if any such rate (including, without limitation, any Replacement Rate with respect thereto) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(g)             Section 1.1 of the Credit Agreement is amended by deleting “or” and inserting a comma before subclause (v) in “Lender Default” and adding a new subsection (vi) therein as follows:

“or (vi) a Lender has become the subject of a Bail-In Action.”

(h)             Section 2.10 of the Credit Agreement is amended by relabeling the existing clause (d) as clause (e) and adding the following new clause (d) before such clause (e):

“(d)          Notwithstanding anything to the contrary in Sections 2.10(a) and (b) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 2.10(a)(i) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency, (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency or (iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.10(d) are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Credit Documents unless and until (A) an event described in Section 2.10(a)(i), (d)(i), (d)(ii) or (d)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Credit Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.10(d). Notwithstanding anything to the contrary in this Agreement or the other Credit Documents (including, without limitation, Section 13.1), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment. To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (d), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).”

(i)              Section 8 of the Credit Agreement is amended by adding a new subsection (8.23) as follows:

“Section 8.23 Beneficial Ownership Certification. As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.”

(j)              Section 8.2 of the Credit Agreement is amended by adding the following sentence at the end of the paragraph therein:

“No Credit Party is an EEA Financial Institution.”

(k)              Section 8.20 of the Credit Agreement is amended and restated in its entirety as follows:

Section 8.20        Anti-Terrorism; Anti-Money Laundering. No Credit Party nor any of its Restricted Subsidiaries or, to their knowledge, any of their Related Parties (i) is in material violation of any Sanctions, the Trading with the Enemy Act or the International Emergency Economic Powers Act, both, as amended, or the PATRIOT Act (collectively, the “Anti-Terrorism Laws”) or (ii) is a Sanctioned Person. No part of the proceeds of any Credit Event hereunder will be used directly or to the knowledge of a Credit Party, indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Joint Lead Arrangers and Bookrunners, the Administrative Agent, the Letter of Credit Issuers or the Swingline Lender) of any Sanctions or Anti-Terrorism Laws applicable to Holdings or such Restricted Subsidiary. Each Credit Party has implemented and maintains in effect policies and procedures designed to ensure compliance by each Credit Party, their respective Subsidiaries and Related Parties with applicable Sanctions and each Credit Party and Related Parties are in compliance with Anti-Terrorism Laws in all material respects.

(l)              Section 9.1 of the Credit Agreement is amended by adding a new subsection (i) as follows:

“(i)            Patriot Act or Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation and prompt notice to the Lenders of any change in the information provided in the Beneficial Ownership Certificate that would result in a change to the list of beneficial owners identified in such certificate.”

(m)            Section 9.6 of the Credit Agreement is amended by replacing the following phrase “laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder” with the following phrase “Sanctions and Anti-Corruption Laws”.

(n)             Section 9.11 of the Credit Agreement is amended by replacing the second parenthetical thereto with “(including pursuant to a Permitted Acquisition, including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC)”.

(o)             Section 10.1 of the Credit Agreement is amended by replacing “$70,000,000” in subsection (r) with “$100,000,000”.

(p)             The first paragraph of Section 10.3 of the Credit Agreement is amended by inserting the following phrase “(including, in each case, pursuant to a Delaware LLC Division)” before “, except that”.

(q)             Section 10.7 of the Credit Agreement is amended by deleting the letter “(a)” and the following language “and (b) the Consolidated Interest Coverage Ratio as of the last day of any Test Period to be less than 2.75 to 1.00”.

(r)             The Credit Agreement is amended by adding a new Section 12.13 therein as follows:

“Section 12.13    Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Joint Lead Arranger and Bookrunner and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participations in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, (I) unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such subclause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Joint Lead Arranger and Bookrunner and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent or any other Joint Lead Arranger and Bookrunner or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).”

(s)  Section 13.1 of the Credit Agreement is amended by replacing the last paragraph therein as follows:

“Notwithstanding anything herein to the contrary the Credit Documents may be amended to (i) add syndication or documentation agents and make customary changes and references related thereto, (ii) add or modify “parallel debt” language in any jurisdiction in favor of the Collateral Agent or add Collateral Agents and (iii) as the Administrative Agent reasonably determines appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 2.10(d) in accordance with the terms of Section 2.10(d), in each case (i), (ii) and (iii) with the consent of only the Borrower and the Administrative Agent and in the case of (ii) the Collateral Agent.”

(t)  Section 13.16 of the Credit Agreement is amended by replacing the second to last sentence therein as follows:

“Each Lender, the Administrative Agent and each other Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 13.6 or to actual or prospective, direct or indirect, contractual counterparties (or its advisors) in any swap, derivative or securitization transactions to be entered into in connection with the Borrower and its obligations, or to any credit insurance provider relating to the Borrower and its obligations, any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.”

(u)  The Credit Agreement is amended by adding a new Section 13.22 therein as follows:

“Section 13.22.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

Section 2.              New Revolving Credit Commitments.

(a)              The Borrower and each New Revolving Credit Lender hereby agree that, subject to the satisfaction of the conditions in Section 4 hereof, on the Amendment No. 1 Effective Date (and for the avoidance of doubt, after giving effect to the amendments set forth in Section 1), the New Revolving Credit Commitment of such New Revolving Credit Lender shall become effective and the Original Revolving Credit Commitments being replaced pursuant to Section 2.15 of the Credit Agreement shall be considered permanently terminated. Pursuant to Section 2.15 of the Credit Agreement, the New Revolving Credit Commitments shall be Revolving Credit Commitments for all purposes under the Credit Agreement and each of the other Credit Documents and shall have terms identical to the Original Revolving Credit Commitments outstanding under the Credit Agreement immediately prior to the date hereof (but after giving effect to all amendments hereunder).

(b)             Each New Revolving Credit Lender acknowledges and agrees that, upon the Amendment No. 1 Effective Date, such New Revolving Credit Lender shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(c)             After giving effect to such New Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be as set forth on Schedule 1.1(c) hereto (and such Schedule 1.1(c) shall supersede any previous Schedule 1.1(c) to the Credit Agreement).

(d)            The Borrower shall prepay in full the outstanding principal amount of any Revolving Credit Loans outstanding immediately prior to the Amendment No. 1 Effective Date, together with all accrued and unpaid interest thereon and all accrued and unpaid fees in respect of the Revolving Credit Commitments outstanding immediately prior to the Amendment No. 1 Effective Date with the proceeds of the New Revolving Credit Loans. Any Letters of Credit outstanding immediately prior to the Amendment No. 1 Effective Date shall be deemed to be issued under the New Revolving Credit Commitments.

Section 3.              Representations and Warranties. The Credit Parties represent and warrant to the Lenders and the Administrative Agent as of the Amendment No. 1 Effective Date that:

(a)            At the time of and immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Documents are true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification) with the same effect as if made on the Amendment No. 1 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(b)            At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 4.              Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which:

(a)              the Administrative Agent (or its counsel) shall have received from the Credit Parties and each New Revolving Credit Lender, a counterpart of this Amendment signed on behalf of each such party;

(b)             the Administrative Agent (or its counsel) shall have received the following (or their equivalent), each (other than with respect to clause (iv)) certified by the secretary or assistant secretary of each Credit Party as of the Amendment No. 1 Effective Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Administrative Agent: (i) a copy of the resolutions of the board of directors of each Credit Party (or a comparable governing body thereof) authorizing (a) the execution, delivery and performance of this Amendment (including the transactions contemplated herein) and authorizing execution and delivery hereof and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of each Credit Party, (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of each Credit Party executing the Credit Documents to which it is a party and (iv) copies, where applicable, of a certificate of good standing of each Credit Party in its state of organization, certified as of a recent date by the appropriate Governmental Authorities of the applicable state of organization;

(c)              the representations and warranties set forth in Section 3 hereof shall be true and correct and the Administrative Agent shall have received a certificate of a responsible officer to such effect;

(d)             the Administrative Agent shall have received legal opinions of (A) Kirkland & Ellis LLP, as counsel to the Credit Parties, (B) Parker Poe Adams & Bernstein LLP, as South Carolina counsel to the Credit Parties and (C) Bingham Greenebaum Doll LLP, as Ohio counsel to the Credit Parties, in each case in form and substance reasonably acceptable to the Administrative Agent;

(e)             the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to it, of a responsible officer certifying that immediately after giving effect to this Amendment, Holdings and its Restricted Subsidiaries taken as a whole are Solvent as of the Amendment No. 1 Effective Date;

(f)              the Borrower shall have paid (i) all fees required to be paid on the Amendment No. 1 Effective Date pursuant to the Engagement Letter, dated as of December 21, 2018 (the “Engagement Letter”), among the Borrower, Wells Fargo Securities, LLC, Wells Fargo Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (ii) all fees and expenses due and payable pursuant to Section 5 hereof;

(g)             any Original Revolving Credit Loans outstanding immediately prior to the Amendment No. 1 Effective Date under the Original Revolving Credit Commitments shall be repaid with the proceeds of the New Revolving Credit Loans under the New Revolving Credit Commitments and the Original Revolving Credit Commitments shall be terminated substantially simultaneously with the effectiveness of this Amendment and the Borrower shall have delivered a prepayment notice with respect to such repayment as required by Section 5.1 of the Credit Agreement;

(h)             the Borrower shall have provided a Notice of Borrowing for any New Revolving Credit Loans borrowed on the Amendment No. 1 Effective Date;

(i)              to the extent requested by the Administrative Agent or any Lender not less than five (5) days prior to the Amendment No. 1 Effective Date, the Administrative Agent and such Lenders shall have received (i) a certification regarding beneficial ownership as required under 31 C.F.R. § 1010.230 in relation to the Borrower and (ii) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act; and

(j)              the results of confirmatory searches of the UCC filings and of tax and judgment lien searches for each Credit Party.

Section 5.             Fees and Expenses. The Borrower agrees to (a) reimburse the Administrative Agent and the Lead Arrangers for the reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, (b) on the Amendment No. 1 Effective Date, pay the Administrative Agent an upfront fee, for the accounts of the New Revolving Credit Lenders, an amount equal to (i) 0.125% of the aggregate principal amount of their New Revolving Credit Commitments that does not exceed their Original Revolving Credit Commitments immediately prior to the Amendment No. 1 Effective Date, and (ii) 0.175% of the aggregate principal amount of (x) the excess of the New Revolving Credit Commitments held by a Continuing Lender on the Amendment No. 1 Effective Date over such Continuing Lender’s Original Revolving Credit Commitments immediately prior to the Amendment No. 1 Effective Date and (y) with respect to any Additional Lender, the New Revolving Credit Commitments held by any such Additional Lender on the Amendment No. 1 Effective Date (for the avoidance of doubt, the upfront fees referenced in clauses (b)(i) and (b)(ii) represent the upfront fees payable pursuant to Section 4 of the Engagement Letter and shall not be paid in addition to such fees).

Section 6.             Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 7.              Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.             Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.             Effect of Amendment. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment. The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, but rather constitute a modification thereof pursuant to the terms contained herein. This Amendment constitutes a Credit Document.

Section 10.           Acknowledgement and Consent. (a) Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound will continue to guarantee, to the fullest extent possible of a Credit Party in accordance with the Credit Documents, the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such term is defined in the applicable Credit Document).

(b)            Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(c)             Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ROLLER BEARING COMPANY OF AMERICA, INC., as Borrower

By:	/s/ Daniel Bergeron
Daniel A. Bergeron
Vice President, Chief Operating Officer
and Chief Financial Officer

RBC BEARINGS INCORPORATED, as Holdings

By:	/s/ Daniel Bergeron
Daniel A. Bergeron
Vice President, Chief Operating Officer and Chief Financial Officer

Airtomic, LLC
All Power Manufacturing Co.
Climax Metal Products Company
Industrial Tectonics Bearings Corporation
RBC Aircraft Products, Inc.
RBC Lubron Bearing Systems, Inc.
RBC Nice Bearings, Inc.
RBC Oklahoma, Inc.
RBC Precision Products – Bremen, Inc.
RBC Precision Products – Plymouth, Inc.
RBC Southwest Products, Inc.
RBC Turbine Components LLC
Sargent Aerospace & Defense, LLC
Sonic Industries, Inc.
Western Precision Aero LLC

By:	/s/ Joseph Salamunovich
Joseph Salamunovich
Vice President and Secretary

RBC Aerostructures LLC

By:	/s/ Joseph Salamunovich
Joseph Salamunovich
Vice President and Secretary

[Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Letter of Credit Issuer and New Revolving Credit Lender

By:	/s/ DuVon G. Davis
	Name:	DuVon G. Davis
	Title:	Senior Vice President

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as a New Revolving Credit Lender and Letter of Credit Issuer

By:	/s/ Christopher Phelan
Name: Christopher Phelan
Title: Senior Vice President

[Signature Page to Amendment No. 1]

CITIZENS BANK, N.A., as a New Revolving Credit Lender and Letter of Credit Issuer

By:	/s/ Kathryn Hinderhofer
Name: Kathryn Hinderhofer
Title: Assistant Vice President

[Signature Page to Amendment No. 1]

KEYBANK NATIONAL ASSOCIATION, as a New Revolving Credit Lender and Letter of Credit Issuer

By:	/s/ Suzannah Valdivia
Name: Suzannah Valdivia
Title: Senior Vice President

[Signature Page to Amendment No. 1]

BMO HARRIS BANK N.A., as a New Revolving Credit Lender and Letter of Credit Issuer

By:	/s/ Matthew Gerber
	Name:	Matthew Gerber
	Title:	Managing Director

[Signature Page to Amendment No. 1]

CITIBANK, N.A.,
as a New Revolving Credit Lender and Letter of Credit Issuer

By:	/s/ Masooma Ali
Name: Masooma Ali
Title: Relationship Banker/Vice President

[Signature Page to Amendment No. 1]

SUNTRUST BANK,
as a New Revolving Credit Lender and Letter of Credit Issuer

By:	/s/ Johnetta Bush
	Name:	Johnetta Bush
	Title:	Director

[Signature Page to Amendment No. 1]

Schedule 1.1(a)

Existing Letters of Credit

1. Letter of Credit No. ISO300172U, issued as of May 18, 2015, issued by Wells Fargo Bank, National Association in favor of Roller Bearing Company of America, Inc. in the amount of $3,164,726

[Signature Page to Amendment No. 1]

Schedule 1.1(c)

Commitments of Lenders

Revolving Credit Commitments

Lender	Revolving Credit	Revolving Credit
	Commitment	Commitment Percentage

Wells Fargo Bank, National Association	$50,000,000.00	20.00%
Bank of America, N.A.	$40,000,000.00	16.00%
Citizens Bank, N.A.	$35,000,000.00	14.00%
KeyBank National Association	$35,000,000.00	14.00%
BMO Harris Bank N.A.	$30,000,000.00	12.00%
Citibank, N.A.	$30,000,000.00	12.00%
SunTrust Bank	$30,000,000.00	12.00%
Total:	$250,000,000.00	100.00%

Letter of Credit Commitments

Lender	Letter of Credit	Letter of Credit
	Commitment	Commitment Percentage
Wells Fargo Bank, National Association	$5,000,000.00	20.00%
Bank of America, N.A.	$4,000,000.00	16.00%
Citizens Bank, N.A.	$3,500,000.00	14.00%
Keybank National Association	$3,500,000.00	14.00%
BMO Harris Bank N.A.	$3,000,000.00	12.00%
Citibank, N.A.	$3,000,000.00	12.00%
SunTrust Bank	$3,000,000.00	12.00%
Total:	$25,000,000.00	100.00%

Exhibit A

CREDIT AGREEMENT

Dated as of April 24, 2015,

as Amended by Amendment No. 1 on January 31, 2019

among

ROLLER BEARING COMPANY OF AMERICA, INC.,

as the Borrower

RBC BEARINGS INCORPORATED,

as Holdings,

The Several Lenders

from Time to Time Parties Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Collateral Agent and Swingline Lender,

WELLS FARGO SECURITIES, LLC and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Amendment No. 1 Arrangers,

BANK OF AMERICA, N.A.,

as Amendment No. 1 Syndication Agent

KEYBANK NATIONAL ASSOCIATION and

CITIZENS BANK, N.A.,

as Amendment No. 1 Co-Documentation Agents